UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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TWEETS

Michael Saylor, Executive Chairman of Strategy Inc (the “Company”), posted on his X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. Copies of the posts are set forth below on Annex A.

Phong Le, President and CEO of the Company quote posted on his X account posts regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. Copies of Mr. Le’s quote post and relevant portions of the accompanying transcript of the embedded video are set forth below on Annex B.

LIVE STREAM:

Phong Le, President and CEO of the Company, participated in a live discussion at the Bitcoin Treasuries Unconference UK, hosted on YouTube, during which he discussed, among other things, the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A transcript of Mr. Le’s remarks regarding the foregoing during the discussion is set forth below on Annex C.

Annex A

Annex B

Natalie Brunell: Well, you bring up something that's happening right now, which is that shareholders for Strategy are considering moving to semi-monthly payments, right? So every couple of weeks you'll get those dividends instead of just once a month. Most dividend-paying stocks pay quarterly, right? So can you talk to me about Strategy's move with Stretch — and is that something that makes it even more attractive to you?

Ben Honeywell: Yeah. From a company treasury perspective, the guidelines that we had in place — we still have in place for STRC — is you have funds that are not going to be deployed for operational use. It's more than like 60 days. So 45 to 60 days out. And the logic behind that is, with a high degree of certainty, that you could extract a large amount of liquidity out of Treasury and out of STRC on the day before the ex-dividend, because that's when it gets fairly crazy.

But then if you were to try to pull out any real liquidity for a week or two after that, you would have to take small pieces. And also the money rotates out of STRC directly after. So you normally get about a 94-cent drop, which just ties in — and the math there is pretty simple: you make 95 cents if you get the dividend. So realistically a decent floor for them should be 99.04, because below that now you're actually getting a little bit higher yield. So anyway, you have an illiquidity problem right after the dividend. So that's not a problem if you're just willing to wait a month. But if you're moving in and out a lot more than that, then that becomes problematic.

So what that also means is — you have to have emergency funds set aside in just regular old money market accounts that you can pull out on a day's notice or two days' notice, just in case of emergencies, or access to credit. By going to two weeks it would cut the volatility in half. So you would no longer need to wait 45 days to two months from your cash, and you could get in and get out a lot quicker.

Annex C

Phong Le: “The last thing, if you're a holder of Stretch, we’re actually going to make it even better. We’re going to go from paying once a month to paying twice a month, everything else being equal. And so we’re going from 12 payments a year to 24 a year, which effectively it's the same product, same note, double the frequency, an octave higher. It would make us the only semi-monthly instrument in the world in terms of equities. And of course, we know that there are others out there now, SATA, who’s doing great innovation on a much smaller scale. They’re about $500 million. We’re about ten and a half billion, but still very respectable. They’re actually moving to daily. So if you’re a holder, please go vote. We have a vote that's going to end on June 7th.”

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors, executive officers and certain of its investor relations employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.